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                                                                    Exhibit 23.1

                     Consent of Pricewaterhouse Coopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 22, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in Susquehanna Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
September 26, 2002